Exhibit 10.19

PERFORMANCE UNDERTAKING

THIS NINTH AMENDED AND RESTATED PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of March 12, 2021, is executed by WestRock Company, a Delaware corporation (“WestRock”, the “Parent” or the “Performance Guarantor”), in favor of WestRock Financial, Inc., a Delaware corporation (together with its successors and assigns, “Recipient”).

RECITALS

1. Each of the originators from time to time party thereto (collectively, the “Originators”), and Recipient are parties to that certain Sixth Amended and Restated Receivables Sale Agreement, dated as of July 22, 2016 (as amended, restated or otherwise modified from time to time, the “Sale Agreement”), pursuant to which the Originators, subject to the terms and conditions contained therein, are selling all of their respective right, title and interest in and to certain accounts receivable to Recipient.

2. Performance Guarantor owns, directly or indirectly through one or more affiliates, one hundred percent (100%) of the capital stock or membership interests of each of the Originators and Recipient. Each of the Originators and Performance Guarantor is expected to receive substantial direct and indirect benefits from the sale of receivables to Recipient pursuant to the Sale Agreement (which benefits are hereby acknowledged).

3. As an inducement for Recipient to acquire Originators’ accounts receivable pursuant to the Sale Agreement, the Performance Guarantor has agreed to guaranty the due and punctual performance (a) by Originators of their obligations under the Sale Agreement, and (b) by each Originator of its Servicing Related Obligations (as hereinafter defined).

4. The Performance Guarantor wishes to guaranty the due and punctual performance by Originators of the obligations described in clause 3 above as provided herein and to amend and restate the existing Eighth Amended and Restated Performance Undertaking, dated as of May 2, 2019, by WRKCO Inc. and WestRock in favor of Recipient.

AGREEMENT

NOW, THEREFORE, the Performance Guarantor hereby agrees as follows:

Section 1. Definitions. Capitalized terms used herein and not defined herein shall the respective meanings assigned thereto in the Sale Agreement or the Credit and Security Agreement (as hereinafter defined). In addition:

“Agreements” means the Sale Agreement and the Credit and Security Agreement.

“Credit and Security Agreement” means that certain Eighth Amended and Restated Credit and Security Agreement, dated July 22, 2016, by and among WestRock Financial, Inc., WestRock Converting, LLC, Coöperatieve Rabobank, U.A., New York Branch, as administrative agent and in its capacity as funding agent for the co-agents and the lenders or any successor funding agent thereunder, and the lenders and the co-agents from time to time party thereto, as amended, modified or supplemented from time to time.

“Guaranteed Obligations” means, collectively:

(a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by any Originator under and pursuant to the Sale Agreement and each other document executed and delivered by any Originator pursuant to the Sale Agreement, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by any Originator under the Sale Agreement, whether for fees, expenses (including reasonable counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason; and

(b) all Servicing Related Obligations.

“Servicing Related Obligations” means, collectively, all obligations of WestRock Converting, LLC as Servicer under the Credit and Security Agreement or which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of the Credit and Security Agreement as a result of its termination as Servicer.

Section 2. Guaranty of Performance of Guaranteed Obligations. The Performance Guarantor hereby guarantees to Recipient the full and punctual payment and performance by each Originator of its respective Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each Originator under the Agreements and each other document executed and delivered by any Originator pursuant to the Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by any Originator to Recipient, the Agents or the Lenders from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, the Agents or any Lender in favor of any Originator or any other Person or other means of obtaining payment. Should any Originator default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by the Performance Guarantor of the Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by the Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and the Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by any Originator results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve any Originator from performing in full its Guaranteed Obligations under the Agreements or the Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.

Section 3. Performance Guarantor’s Further Agreements to Pay. The Performance Guarantor further agrees, as a principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.

Section 4. Waivers by Performance Guarantor. The Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by any Originator or asserting any other rights of Recipient under this Undertaking. The Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. The Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end the Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment Obligations of any Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment Obligations of such Originator or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which the Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of any Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not the Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.

Section 5. Unenforceability of Guaranteed Obligations Against Originators. Notwithstanding (a) any change of ownership of any Originator or the insolvency, bankruptcy or any other change in the legal status of any Originator; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of any Originator or the Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from any Originator for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on the Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Originator or for any other reason with respect to any Originator, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by the Performance Guarantor.

Section 6. Representations and Warranties. The Performance Guarantor hereby represents and warrants to Recipient that:

(a) Existence and Standing. The Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold would not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by the Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by the Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of the Performance Guarantor enforceable against the Performance Guarantor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c) No Conflict; Government Consent. The execution and delivery by the Performance Guarantor of this Undertaking, and the performance of the Performance Guarantor’s obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation would not reasonably be expected to have a Material Adverse Effect. With respect to the transactions contemplated under this Undertaking and the Agreements, the Performance Guarantor and each of its Subsidiaries is in compliance in all material respects with all laws, rules and regulations promulgated by the U.S. Treasury Department Office of Foreign Assets Control pursuant to the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order promulgated thereunder (including, without limitation, having in full force and effect any required licenses thereunder).

(d) Financial Statements. The consolidated financial statements of the Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2018 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates. Since the later of (i) December 31, 2018 and (ii) the last time this representation was made or deemed made, no event has occurred which would reasonably be expected to have a Material Adverse Effect.

(e) Taxes. The Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Performance Guarantor or any of its respective Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Performance Guarantor in respect of any taxes or other governmental charges are adequate.

(f) Litigation and Contingent Obligations. Except as disclosed in the filings made by the Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of the Performance Guarantor’s knowledge threatened against or affecting the Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of the Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of the Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. The Performance Guarantor does not have any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6(d).

(g) ERISA.

(i) Identification of Plans. Except as disclosed on Exhibit III-B of the Credit and Security Agreement, as of the closing date or as of the last date Exhibit III-B of the Credit and Security Agreement was updated to reflect the establishment of a new Plan, neither of the Performance Guarantor, nor its Restricted Subsidiaries nor any of its ERISA Affiliates maintains, contributes to, or has any obligation to contribute to, or has during the past seven (7) years maintained, contributed to, or had any obligation to contribute to, any material Plan that is subject to Title IV of ERISA.

(ii) Compliance. Each Plan maintained by the Performance Guarantor, its Restricted Subsidiaries and any of its ERISA Affiliates has at all times been maintained, by its terms and in operation, in compliance with all applicable laws, and the Performance Guarantor and its Restricted Subsidiaries are subject to no tax or penalty with respect to any Plan of such Person or any ERISA Affiliate thereof, including, without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6(g) (taken as a whole), would in the aggregate have a Material Adverse Effect;

(iii) Liabilities. Neither the Performance Guarantor, nor its Restricted Subsidiaries nor any of its ERISA Affiliates is subject to any liabilities (including withdrawal liabilities) with respect to any Plans of the Performance Guarantor, its Restricted Subsidiaries or any of its ERISA Affiliates, including, without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 6(g) (taken as a whole), would in the aggregate have a Material Adverse Effect.

(iv) Funding. The Performance Guarantor and its Restricted Subsidiaries, and with respect to any Plan which is subject to Title IV of ERISA, each of its ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Material Adverse Effect. Neither the Performance Guarantor, nor its Restricted Subsidiaries nor any of its ERISA Affiliates is subject to any liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6(g) (taken as a whole), would have a Material Adverse Effect if such amounts were then due and payable.

(v) ERISA Event. No ERISA Event has occurred or is reasonably expected to occur, except for such ERISA Event that individually or in the aggregate would not have a Material Adverse Effect.

Section 7. Financial Reporting. The Performance Guarantor agrees that it will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and Performance Guarantor will, and, as applicable, will cause each Originator to, furnish to Buyer (and its assigns):

(a) Annual Reporting. Within 90 days after the close of each of its fiscal years, the annual audited report for that fiscal year for the Performance Guarantor and its Subsidiaries, containing a consolidated balance sheet of the Performance Guarantor and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows (together with all footnotes thereto) of the Performance Guarantor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year (which financial statements shall be reported on by the Performance Guarantor’s independent certified public accountants, such report to state that such financial statements fairly present in all material respects the consolidated financial condition and results of operation of the Performance Guarantor and its Subsidiaries in accordance with GAAP and to be without any material qualifications or exceptions).

(b) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, the quarterly unaudited consolidated balance sheet of the Performance Guarantor and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows (together with all footnotes thereto) of the Performance Guarantor and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Performance Guarantor’s previous fiscal year, accompanied by a certificate, dated the date of furnishing, signed by a Financial Officer of the Performance Guarantor to the effect that such financial statements accurately present in all material respects the consolidated financial condition of the Performance Guarantor and its Subsidiaries and that such financial statements have been prepared in accordance with GAAP consistently applied (subject to year-end adjustments).

(c) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit I signed by a Financial Officer of Performance Guarantor and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(d) Shareholders Statements and Reports. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Performance Guarantor to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Performance Guarantor and its Restricted Subsidiaries.

(e) Auditors Reports and Management Letters. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Performance Guarantor in connection with each annual, interim, or special audit of Performance Guarantor’s financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

Section 8. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full the Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, the Agents or any Lender against any Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agents and the Lenders against any Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against any Originator that arise from the existence or performance of the Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against any Originator in respect of any liability of the Performance Guarantor to such Originator and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Agents or the Lenders. The payment of any amounts due with respect to any indebtedness of any Originator now or hereafter owed to the Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. The Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, the Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Originator to the Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of the Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with the Performance Guarantor.

Section 9. Termination of Performance Undertaking. The Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Obligations are finally paid and satisfied in full and the Credit and Security Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of any Originator or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Undertaking.

Section 10. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of any Originator and the commencement of any case or proceeding by or against any Originator under the

Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Bankruptcy Code with respect to any Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Originator is subject shall postpone the obligations of the Performance Guarantor under this Undertaking.

Section 11. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to the Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such Obligations may be contingent or unmatured.

Section 12. Taxes. All payments to be made by the Performance Guarantor hereunder shall be made free and clear of any deduction or withholding, provided that Recipient has supplied such tax forms as may be required in order to avoid such deduction or withholding. If, notwithstanding the furnishing of such proper forms, the Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

Section 13. Further Assurances. The Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of the Performance Guarantor as Recipient may reasonably request. The Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.

Section 14. Successors and Assigns. This Performance Undertaking shall be binding upon the Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and each Agent. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Recipient herein.

Section 15. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and the Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 16. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to the Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as the Performance Guarantor or any Recipient may designate in writing to the others. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 16.(g)

Section 17. Reaffirmation. The Performance Guarantor hereby acknowledges and agrees to be bound by the provisions of Section 4.5 of the Credit and Security Agreement (including, without limitation, the implementation from time to time of any Benchmark Replacement and any Benchmark Replacement Conforming Changes in accordance herewith) and, in furtherance of the forgoing (and without, in any way express or implied, invalidating, impairing or otherwise negatively affecting any obligations heretofore provided) hereby acknowledges and agrees that in connection with and after giving effect to any Benchmark Cessation Changes: (i) its Guaranteed Obligations shall not in any way be novated, discharged or otherwise impaired, and shall continue, be ratified and be affirmed and shall remain in full force in effect, (ii) its grant of a guarantee, pledge, assignment or any other accommodation, lien or security interests in or to its properties relating to this Undertaking or any other Transaction Document shall continue, be ratified and be affirmed, and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired and (iii) the Transaction Documents and its obligations thereunder (contingent or otherwise) shall continue, be ratified and be affirmed and shall remain in full force and effect and shall not be novated, discharged or otherwise impaired. In addition, the Performance Guarantor hereby fully waives any requirements to notify the Performance Guarantor of any Benchmark Cessation Changes (except as expressly provided in this Section 17 or in Section 4.5 of the Credit and Security Agreement). In furtherance of the foregoing, the Performance Guarantor hereby agrees to take such actions, execute, acknowledge, and deliver, or cause to be executed, acknowledged and delivered, such further agreements, documents or instruments that are reasonably necessary or desirable to carry out the intent and purpose of this Section 17 on its behalf. From time to time, the Performance Guarantor shall execute and deliver, or cause to be executed and delivered, such instruments, agreements, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes implementing or effectuating the provisions of the Section 17 and Section 4.5 of the Credit and Security Agreement, or of renewing, continuing, reaffirming or ratifying the rights of the Administrative Agent, the and the other Secured Parties with respect to the Guaranteed Obligations.

Section 18. GOVERNING LAW. THIS UNDERTAKING SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 19. CONSENT TO JURISDICTION. EACH PARTY TO THIS UNDERTAKING HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS UNDERTAKING, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR

PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS UNDERTAKING OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS UNDERTAKING SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 20. Bankruptcy Petition. The Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Debt of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 21. Miscellaneous. This Undertaking constitutes the entire agreement of the Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by the Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.

IN WITNESS WHEREOF, the Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

By: WESTROCK COMPANY

Name: Robert B. McIntosh

Title: EVP, General Counsel and Secretary

Address for Notices:

Address: WestRock Company 1000 Abernathy Road NE, Suite 125 Atlanta, Georgia 30328 Attn: CFO

Copy to: WestRock Company 1000 Abernathy Road NE, Suite 125 Atlanta, Georgia 30328 Attn: General Counsel